EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to incorporation by reference in this Form 10-K of our report dated May 21, 2001 included in Registration Statement Nos. 33-62796, 333-30383, 333-57951, 333-76005,
333-79611, 333-95641, 333-31728, 333-35056 and 333-36280. It should be noted
that we have not audited any financial statements of the company subsequent to March 31, 2001 or performed any audit procedures subsequent to the date of our report.


                                               /S/ Arthur Andersen LLP
                                               ---------------------------
                                               ARTHUR ANDERSEN LLP

Boston, Massachusetts
June 26, 2001